EXHIBIT 23(i)(2)


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 1998, in the post effective amendment to the Registration Statement (Form SB-2 No. 33-94470) and related Prospectus of Lloyd Ventures, Inc. dated February ___, 1998.



/s/ Goldman & Krinitz

Goldman & Krinitz
New York, New York
February 25, 1998